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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-49957-001 of Eagle-Picher Holdings, Inc. on Form S-4 of our report dated February 14, 2001, appearing in this Annual Report on Form 10-K/A of Eagle-Picher Holdings, Inc. and subsidiaries for the year ended November 30, 2000.

Cincinnati, Ohio
March 7, 2001